Investor Presentation © 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. September 2016

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. Safe Harbor This presentation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding future growth, strategic review of alternatives for our EC business, and market size for M-ProveTM technology; amount and timing of production of RC, longevity of operations at utilities with RC facilities, significance of coal in future electricity generation, process regarding the sale or lease of RC facilities, CCS cash flow and ability to make distributions and use of such distributions; future revenues, expenses, cash flow, liquidity, and other financial and accounting measures; timing and outcome of our restructuring and cost containment efforts; expectation regarding settlement of litigation and associated costs; ability to rebuild investor visibility and understanding of value; and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes and timing in laws, regulations, IRS interpretations or guidance, accounting rules and any pending court decisions, legal challenges to or repeal of them; changes in prices, economic conditions and market demand; the ability of the RC facilities to produce coal that qualifies for tax credits; the timing, terms and changes in contracts for RC facilities, or failure to lease or sell RC facilities; impact of competition; availability, cost of and demand for alternative tax credit vehicles and other technologies; technical, start-up and operational difficulties; availability of raw materials; loss of key personnel; reductions in operating costs may be less than expected; inability to comply with the terms of loan agreements; intellectual property infringement claims from third parties; the outcome of pending litigation; seasonality and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so. -2-

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. Innovating a Cleaner Tomorrow Ticker: NASDAQ: ADES Founded: 1996 in Highlands Ranch, CO Market-Cap: $160 million TTM Earnings from Equity Method Investments (as of June 30, 2016): $23 million Focus: Leader in clean coal technology and the associated specialty chemicals Depth: Over 25 years of experience developing advanced mercury and acid gas control solutions Transformation: Completing final steps of significant redirection in the business -3-

Finalizing Our Transformation

	Refined Coal	Business Transformation	Emissions Control Portfolio
1H'16	▪ Maintained 13 invested facilities through upgrade of one and transfer of another ▪ Total RC segment operating income of $22.1M and cash distributions from CCS and CCSS of $20.8M in line with projections over the last six months	▪ Completed past financials ▪ Realigned organization and management team ▪ Eliminated debt ▪ Agreement in principle regarding stockholder and derivative lawsuits and SEC inquiry ▪ Relisted on NASDAQ	▪ Announced parallel path to enhance business and explore strategic options ▪ Streamlined product and market focus to capitalize on post-MATS market ▪ Developed new marketing, materials, and processes to drive non-equipment revenue
Go Forward Goals	▪ Utilize enhanced selling process to sell or lease remaining RC facilities ▪ Maximize value of asset and potential distributions to either distribute to stockholders and/or grow EC business	▪ Execute last steps of cost reduction efforts to achieve a $12-14M annual operating cost base as enter 2017 (75% reduction vs. Fiscal 2015) ▪ Rebuild investor visibility and understanding of value through strategic IR platform	▪ Continue to execute against growing chemicals pipeline to augment historical equipment revenue due to emissions compliance deadlines having been met ▪ Get to breakeven within the next 3-to-5 quarters. ▪ Complete strategic alternatives review

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.
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© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. Coal Use a Reality Moving Forward ▪ Coal is a low cost, stable, and reliable source of domestic energy that can be easily stored in large quantities ▪ Over 40% of worldwide electricity is produced from coal ▪ Coal is projected to remain a significant fuel source through 2040 ▪ Consolidation and disruption across the coal industry is providing a significant opportunity -5- U.S. Net Electricity Generation (billion kilowatthours) Source: U.S. Energy Information Administration, Annual Energy Outlook(AEO), 2016, www.eia.gov.

Refined Coal

CCS & CCSS: Valuable RC Joint Venture

- Clean Coal Solutions (CCS) was founded in 2006 and is headquartered in Greenwood Village, CO
- CCS is a leading developer and operator of Refined Coal production facilities ("RC Facilities")
- CCS' business is supported by Section 45 Production Tax Credits ("PTCs") created by Congress to encourage the development of RC technologies with eligibility through 2021
- RC Facilities provide emissions reduction solutions to power plants, as proprietary chemical additives are applied to feedstock coal at the plant to produce cleaner burning coal
- The Company also retains a 50% ownership in CCSS, which is the services arm of the RC business

CCS Ownership Structure


clean coal
ADES
NexGen Refined Coal, LLC
Goldman Sachs
42.5%
42.5%
15.0%
Royalty
CCS

CCS is supported by a diverse group of longstanding investors

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

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© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. How it Works: Solid Returns for Both Coal-Fired Utilities & Investors ▪ Required to reduce the emissions of NOx and mercury at their coal-fired generation stations in order to comply with federal, regional and state environmental standards ▪ The coal-fired utilities use RC as part of their NOx and mercury emissions control solutions ▪ The power plants at which CCS has RC facilities are expected to remain in operation well past 2021 -8- CCS Refined Coal Production FacilityThe Coal-fired Utilities The Tax Equity Investors ▪ Investors purchase or lease a RC facility from CCS, and operate the facility through project agreements with CCSS and the utilities ▪ The investors receive the tax benefits associated with the Section 45 clean energy PTCs and the operating losses associated with the project ▪ The utilities may use the resulting emissions reductions to offset their NOx and mercury footprints and as part of their corporate sustainability program ▪ Each facility can produce PTC qualified refined coal 10 years from the placed in service date (2 RC Facilities in 2019 and 26 RC Facilities in 2021) ▪ The PTCs can be carried back one year and carried forward 20 years ▪ The investments are self-funding as investors typically achieve positive net cash flow within the first year

RC Sales or Leasing Model: Compelling for Tax Equity Investors

clean coal

CCS receives ~$3.50/ton in rental income

ADES

ADES owns 42.5% of CCS

Operating Expenses

Pays ~$2.50/ton for operating expenses (which includes ~$0.40 to $0.45/ton royalty for M-45 ™ and M-45-PC™ Facilities)

3rd Party Investor

Pays ~$1.00 /ton to utility



Utility gets emission reductions

3rd party investor leases RC facility and receives ~$7.00/ton in tax credits and ~$2.45 in NOLs after tax benefit (assuming a 35% tax rate)

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

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© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -10- RC Facilities Today and Tomorrow POTENTIAL 28 RC facilities (~100 MT/year) 9 RC facilities - installed (31.0 MT/year) 2016 2021RC Facility information as of June 30, 2016 13 RC facilities leased/sold (39.9 MT/year) Operating (1) Not Operating(2) 3 RC facilities - identified (12.4 MT/year) Full-time Operations Roadmap (1) All tonnage based on trailing 12 months (TTM) as of June 30, 2016 based on actual tonnage burned (2) Non operating tonnage is per US Energy Information Administration – TTM ended May 31, 2016 3 RC facilities - unidentified

Future Rent Payments – CCS Invested Facilities

- As of June 30, 2016, remaining payments to all CCS members from CCS's current RC facilities leased or sold to tax equity investors are projected to be an aggregate of ~ $639 million from Q3, 2016 through 2021 assuming no modifications of contracts, non-renewals or early terminations
- Under those same assumptions, after applicable deductions related to CCS operating and general and administrative expenses, and taking ADES' 42.5% interest in those distributions, ADES should receive roughly $10 million - $12 million per quarter on average
- The 4 key assumptions that could impact that projection: 1) CCS continues to not operate retained facilities; 2) CCS does not have material CapEx or unusual operating expenses; 3) tax equity renewals are not terminated or repriced; 4) coal-fired generation remains consistent
- Per facility economics to ADES [(1)] :
  - CCS - $3.50 per ton x 42.5% = $5,950,000
  - CCSS - $0.15 per ton x 50% = $300,000
  - Royalty - $0.40 per ton = $1,600,000 [(2)]

CCS Expected Payments *as of June 30, 2016* *(in millions)*		
2016 (Q3 through Q4)	$	57
2,017		121
2,018		128
2,019		125
2,020		123
2,021		85
	$	639

Note: ADES receives 42.5% of these amounts, after applicable deductions related to CCS operating and general and administrative expenses

(1) Based upon an estimated 4,000,000 tons per year coal burn

(2) Only RC Facilities that use M-45 or M-45-PC

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

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© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. ▪ Refined Coal has been around for many years and many large corporations have benefited such as Goldman Sachs, WW Grainger, Waste Management, DTE Energy, Arthur Gallagher, Capital One, Fidelity Investments and many others both disclosed and not publicly disclosed ▪ Although the benefits are significant to companies (primarily large corporations), many companies do not clear one or more of the hurdles ▪ Relatively recent revamped sales approach has helped clear the hurdles Coal Reputation AccountingNuances Strategic PrioritiesIRSComplexity Large Company Hurdles VS. Switch from Coal to Gas Net Income and EPS Improvement Support Secure Power Uniquely strong cash returns Lowered Effective Tax Rate Large Company Benefits Provide Cleaner Energy Delicate Balance Current RC Environment -12-

Emissions Control

Our Portfolio: Broad Opportunity, Currently Narrow Focus



Coal Seam
Coal Pile
Coal Belt
Coal Bunker
Air
Steam Generator
SCR DeNOx 1
Air Preheater
Filter or ESP
Flue Gas Desulfurization ("FGD") Scrubber
Effluents (Byproducts Management)
Legend
Chemicals for Coal Emissions
Equipment for Coal Emissions
Services & Emerging Technologies
Coal Additives (Halogen and Iron Additives)
Refined Coal
Static Mixer
Flue Gas Conditioning ("FGC")
Dry Sorbent Injection ("DSI")
Conveying Sys.
Activated Carbon Injection ("ACI")
Plant Analytics & Management

MARKETS | **CURRENT OFFERINGS**

Current Markets
- Coal Fired Utilities
- Cement Plants
- Industrial Boilers

Potential Future Markets
- International Opportunity

Chemicals for Coal Emissions
- M-Prove™ Coal Treatment Technology
- CyClean™ Iron Additives
- RESPond® Flue Gas Conditioning
- Refined Coal: M-45™ and M-45-PC™ Technologies

Equipment for Coal Emissions
- Activated Carbon Injection ("ACI") Systems
- Dry Sorbent Injection ("DSI") Systems
- ADAir™ Mixer Technology

Services
- Plant Analytics & Management
- Health Check

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.
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Backed by Strong and Valuable IP

- Patent portfolio is segmented into three principal categories including Chemicals for Coal Emissions, Equipment for Coal Emissions and Emerging Technologies
- Holds 30 U.S. patents, an additional 14 U.S. Provisionals or applications pending and 13 international patents pending or allowed
- Existing patents generally have terms of 20 years (from the application date), with an average remaining patent life of approximately 12 years

Patent Family	Description	US Patents	Pending US Patents	Int. Patents – Pending or Allowed
Chemicals for Coal Emissions	Products and patents that support the business' sale and licensing of clean coal technologies and associated equipment, specialty chemicals and services focused on reducing emissions of mercury, acid gases and other pollutants from coal-fired boilers used for power generation and industrial processes	21	7	5
Equipment for Coal Emissions	Patents support the Company's products such as activated carbon injection (ACI) equipment, dry sorbent injection (DSI) equipment, static mixers and patents that support the business' conveying systems and other equipment products with covered uses both inside and outside of the coal market.	8	1	2
Services & Emerging Technologies[1]	Patents support the business' future plans in growth market niches, including energy storage, emissions analytics and byproduct management	3	5	6

[(1)] *Pending U.S patent figure inclusive of two provisional patent applications*

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

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© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. Equipment ▪ ACI and DSI opportunities are limited due to MATS compliance deadlines having passed; responding to ACI and DSI equipment RFPs as they are received ▪ Increased focus on reaching customers with ADAir Mixer, an in-duct static mixer technology that improves ACI and DSI sorbent dispersion and promotes pollutant capture while optimizing mercury and acid gas capture ▪ Smaller scale installation in comparison to historical ACI and DSI equipment systems Chemicals ▪ M-ProveTM technology provides a cost effective alternative to other halogen based chemicals used to enhance mercury removal and reduce mercury emissions ▪ Typical deal size ranges between $1-to-3 million per power plant unit and market size believed to be approximately 350 units ▪ Target chemical market for M-Prove is larger than originally anticipated, with commercialization efforts showing results as plant testing increases and the pipeline continues to expand EC Update -16- MATS Compliance Deadline

Financials

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. $45M $12 - $14M ~70% Reduction in SG&A, Manufacturing and Payroll Costs (1) Cost Base represents total estimated SG&A and Payroll Expenses. Includes all operating expenses other than cost of revenue items, depreciation and amortization. (2) Boxes for display purposes only and not drawn to exact scale. Expected Go Forward Overhead Cost Base (1) -18-

Second Quarter Financial Review

Financial data highlights: *(in thousands)*	Three Months Ended June 30, 2,016		Three Months Ended June 30, 2,015		Six Months Ended June 30, 2,016		Six Months Ended June 30, 2,015	
Revenues	$	8,951	$	14,895	$	31,286	$	36,652
Cost of revenues, exclusive of depreciation and amortization	$	5,769	$	14,003	$	23,078	$	29,717
Other operating expenses	$	7,794	$	18,670	$	16,153	$	31,610
Earnings from equity method investments	$	13,754	$	4,860	$	19,331	$	5,174
Royalties, related party	$	669	$	2,299	$	1,859	$	4,493
Net income (loss)	$	7,860	$	(12,447)	$	12,236	$	(18,579)

Financial data highlights: *(in thousands)*	As of June 30, 2016		As of December 31, 2015	
Cash and cash equivalents	$	2,221	$	9,265
Restricted cash, current and long-term	$	11,169	$	11,708
Short-term borrowings and notes payable, related party, current and long-term	$	—	$	28,025

- Revenues during the second quarter of 2016 were primarily due to completion of EC equipment contracts but also benefited from the growth in chemical sales
- Other Operating expenses ("G&A"), declined by 58% and 49% during the three and six months ended June 30, 2016 and 2015, respectively
- Earnings from RC equity investments increased during the three and six months ended months ended June 30, 2016 and 2015
- Royalties from CCS were down primarily as a result of the suspension of operations for certain retained RC facilities and the impact of a payment made to a utility to secure the site prior to the invested facility transaction being completed
- Net income increased, primarily driven by equity income recognition from the RC business (see footnote 4 of the June 30, 2016 Quarterly Report on Form 10-Q), and expense reductions due primarily to restructuring and business alignment activities
- Cash declined principally as a result of principal and interest payments on debt

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.
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© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. Investment Summary ▪ Business Transformation Nearly Complete: New management team has radically changed the operating profile and focus of the business ▪ Refined Coal Distributions: $275-$300 million to ADES in projected distributions and cash flows through 2021 from current installed base that can be used opportunistically to return capital to investors and/or grow EC business ▪ 15 non-operating facilities, each with the potential to yield an additional $5-7 million in annual distributions to ADES through year end 2021 ▪ Coal is Here to Stay: Coal expected to remain a top fuel source for the foreseeable future, while environmental laws, regulations, and changing economics will grow more challenging and require solutions like ours ▪ Clear Strategy to Future Profitability in EC Business: 2017 and beyond cost profile is expected to lead to at least breakeven results within the next 3-5 quarters within the Emissions Control segment ▪ Potential Monetization Opportunities: Strategic alternatives review and/or monetization of IP portfolio could provide additional value and opportunity to stockholders -20-

Appendix

Refined Coal: M-45™ & M-45 PC™ Technology

- The original RC technology, Cyclean™, combined the M-Prove™ technology and iron additives designed to achieve compliance with Section 45 PTCs through reductions in mercury and NO_X
  - A non-bromine liquid halogen that can reduce mercury emissions by > 40%
  - Reduced or eliminated mercury emissions control costs
  - Improved combustion with potential ammonia cost savings
  - Increased boiler turn down range and boiler fuel flexibility
- The M-45™ and M-45-PC™ technologies utilize the same non-bromine liquid halogen and add a granular or liquid material that can reduce NOX emissions by >20%
- CCS is the exclusive licensee of M-45™ and M-45-PC™ technologies for production of RC
- ADES receives a recurring royalty payment for refined coal produced with M-45™ and M-45-PC™ technologies

M-45™ Technology Dry System



M-45™ Technology Wet System



© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

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Select Components of Net Income (Loss)

- Overview of components of three and six months ended June 30, 2016 and 2015 consolidated net income (loss)

Select Components of Net Income (Loss) *(In millions)*	Three Months Ended June 30, 2,016	2,015	Six Months Ended June 30, 2,016	2,015
Consolidated Net Income (Loss)	$ 7,860	$ (12,447)	$ 12,236	$ (18,579)
RC Segment Operating income (loss)	$ 14,199	$ 5,175	$ 22,061	$ 5,835
EC Segment Operating income (loss)	2,118	(5,458)	6,700	(4,909)
Segment income (loss)	16,317	(283)	28,761	926
Corporate and other adjustments to reconcile to net income (loss) attributable to ADES	(8,457)	(12,164)	(16,525)	(19,505)
Consolidated Net Income (Loss)	$ 7,860	$ (12,447)	$ 12,236	$ (18,579)

- Select components impacting the three and six months ended June 30, 2016 and 2015 consolidated results

Select Components of Net Income (Loss) (1) *(In millions)*	Three Months Ended June 30, 2,016	2,015	Six Months Ended June 30, 2,016	2,015
Non-cash items, as disclosed (or derived) on the Consolidated Statement of Cash Flows	$ (2,133)	$ (5,753)	$ (2,681)	$ (7,779)
Restructuring expense, exclusive of stock-based compensation, included in non-cash item, above	$ (694)	$ (2,608)	$ (850)	$ (2,971)
Research and development expense, net	$ 345	$ (1,860)	$ 143	$ (3,110)
Restatement expense	$ (300)	$ (2,700)	$ (1,700)	$ (5,300)
Corporate interest (expense) income, net	$ (1,214)	$ 6	$ (2,121)	$ 18
SEC Inquiry expense	$ (500)	$ —	$ (500)	$ —

(1) See following slide for additional details

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

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Supplemental Disclosure ADES Select Cash and Non-cash Components of the three and six months ended 2016 and 2015 Net Income (Loss)

(in thousands)	Three Months Ended June 30,				Six Months Ended June 30,			
	Ref.	2,016	Ref.	2,015	Ref.	2,016	Ref.	2,015
Net Income (Loss)	(1)	$ 7,860	(1)	$ (12,447)	(1)	$ 12,236	(1)	$ (18,579)
RC segment operating income (loss)	(2)	14,199	(2)	5,175	(2)	22,061	(2)	5,835
EC Segment income (loss)	(2)	2,118	(2)	(5,458)	(2)	6,700	(2)	(4,909)
	(2)	16,317	(2)	(283)	(2)	28,761	(2)	926
Corporate and other adjustments to reconcile to net income (loss) attributable to ADES	(2)	(8,457)	(2)	(12,164)	(2)	(16,525)	(2)	(19,505)
Total of Select Components of Net Income (Loss)	(2)	7,860	(2)	(12,447)	(2)	12,236	(2)	(18,579)
Non-Cash Charges:								
Depreciation and Amortization	(4)	(223)	(4)	(573)	(3)	(454)	(3)	(1,104)
Amortization of Debt discount/issuance costs	(4)	(579)	(4)	(25)	(3)	(1,152)	(3)	(50)
Gain on settlement of note payable and licensed technology	(4)	150	(4)	—	(3)	1,019	(3)	—
Impairment of Property, Equipment, Intangibles	(4)	(517)	(4)	2	(3)	(517)	(3)	(46)
Loss on disposal of assets	(4)	—	(4)	—	(3)	—	(3)	—
Interest Costs Added to Principal Balance of Notes Payable	(4)	—	(4)	(432)	(3)	—	(3)	(432)
Share Based Compensation Expense	(4)	(907)	(4)	(4,505)	(3)	(1,543)	(3)	(5,459)
Other	(4)	(57)	(4)	(220)	(3)	(34)	(3)	(688)
Total Non-Cash Items		(2,133)		(5,753)		(2,681)		(7,779)
Significant Cash Items:								
Restructuring Expenses (net of non-cash charges)	(5)	(784)	(5)	(5,563)	(5)	(1,067)	(5)	(6,031)
Less non-cash Share Based Compensation	(6)	90	(6)	2,955	(6)	217	(6)	3,060
Restructuring Expenses--Cash		(694)		(2,608)		(850)		(2,971)
Research and Development Expenses (excluding non-cash impairment charges)	(1)	345	(1)	(1,860)	(1)	143	(1)	(3,110)
Restatement Expenses	(7)	(300)	(7)	(2,700)	(7)	(1,700)	(7)	(5,300)

Footnotes :

(1) Agrees to ADES Condensed Consolidated Statement of Operations in the 2016 Q2 Form 10-Q filing
(2) Agrees to ADES Note 12 in the 2016 Q2 Form 10-Q filing
(3) Agrees to ADES Condensed Consolidated Statement of Cash Flows in the 2016 Q2 Form 10-Q filing
(4) Derived from ADES Condensed Consolidated Statement of Cash Flows in the 2016 Q2 Form 10-Q filing
(5) Agrees to ADES Note 2 in the 2016 Q2 Form 10-Q filing
(6) Derived from ADES Note 2 in the 2016 Q2 Form 10-Q filing
(7) Agrees to ADES "Management Discussion and Analysis" in Item 2 in the 2016 Q2 Form 10-Q filing

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

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© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -25- CCS and ADES: Cash Flow Update Cash Flow Update (In thousands) Six Months Ended June 30, 2,016 2,015 CCS Cash and cash equivalents, beginning of year $ 6,182 $ 3,870 Cash provided by (used in): Operating activities 36,634 21,333 Investing activities (2,474) (9,146) Financing activities (35,916) (7,746) Net change in cash and cash equivalents (1,756) 4,441 Cash and cash equivalents, end of period $ 4,426 $ 8,311 Distributions to ADES $ 18,275 $ 4,730 ADES Cash and cash equivalents, beginning of year $ 9,265 $ 25,181 Cash provided by (used in): Operating activities (7,984) (13,788) Investing activities 16,100 296 Financing activities (15,160) (1,276) Net change in cash and cash equivalents (7,044) (14,768) Cash and cash equivalents, end of period $ 2,221 $ 10,413 ▪ Cash and cash equivalents balance declined from $9.3 million as of December 31, 2015 to $2.2 million as of June 30, 2016 ▪ Decrease primarily due to debt service payments on our Credit Agreement and notes payable, fees incurred to extend the maturity of our Credit Agreement, the payoff of our Credit Agreement on June 30, 2016, delivering on our existing contracts and customer commitments and continued professional fees related to our Restatement activities and to become current with our 2015 regulatory filings ▪ Offset by distributions from CCS and CCSS of $20.8 million and the release of restricted cash for equipment contracts ▪ Subsequent to June 30, 2016, we reclassified $2.4 million related to the release of restricted cash for an equipment contract Note: ADES owns 42.5% of CCS and accounts for its investment under the equity method of accounting

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -26- Refined Coal: Components of Earnings Components of RC Segment Earnings (In thousands) Three Months Ended June 30, Six Months Ended June 30, 2,016 2,015 2,016 2,015 RC Segment Revenue CCS $ 12,832 $ 4,630 $ 18,275 $ 4,730 CCSS 922 1,150 1,613 2,172 RCM6 — (920) (557) (1,728) Total equity method revenue 13,754 4,860 19,331 5,174 Consulting — 34 — 55 Royalties, related party 669 2,299 1,859 4,493 Total RC Revenue $ 14,423 $ 7,193 $ 21,190 $ 9,722 Segment Operating Income $ 14,199 $ 5,175 $ 22,061 $ 5,835 Significant components of RC segment expenses and other income: RCM6 note payable interest expense $ — $ 609 $ 263 $ 1,214 453A interest expense $ 354 $ 1,116 $ 1,145 $ 2,272 RCM6 gain on sale $ — $ — $ 2,078 $ —

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -27- Emissions Control: Components of Earnings Components of EC Segment Earnings (In thousands) Three Months Ended June 30, Six Months Ended June 30, 2,016 2,015 2,016 2,015 EC Segment Revenues Equipment sales $ 8,213 $ 14,235 $ 29,919 $ 35,351 Chemicals 613 344 1,047 617 Consulting services 125 282 320 629 Total EC Revenues $ 8,951 $ 14,861 $ 31,286 $ 36,597 Segment Operating Income (Loss) $ 2,118 $ (5,458) $ 6,700 $ (4,909) Significant components of EC segment expenses and other income: Sales cost of revenue, exclusive of D&A $ 5,437 $ 13,698 $ 22,470 $ 28,749 Chemical cost of revenue, exclusive of D&A $ 255 $ 41 $ 396 $ 278 Consulting cost of revenue, exclusive of D&A $ 77 $ 264 $ 212 $ 690 Payroll and benefits $ 1,090 $ 3,105 $ 1,847 $ 5,146 Legal and professional fees $ — $ 331 $ 56 $ 758 Research and development expense, net $ (345) $ 1,860 $ (143) $ 3,110 DSI business owner gain on settlement $ — $ — $ (868) $ —

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -28- Corporate and Other: Summary Adjustments to reconcile to net loss attributable to ADES (In thousands) Three Months Ended June 30, Six Months Ended June 30, 2,016 2,015 2,016 2,015 RC segment operating income $ 14,199 $ 5,175 $ 22,061 $ 5,835 EC segment operating income (loss) 2,118 (5,458) 6,700 (4,909) Total segment income (loss) 16,317 (283) 28,761 926 Adjustments to reconcile to net income (loss) attributable to ADES Corporate payroll and benefits (2,866) (6,641) (5,912) (9,511) Corporate rent and occupancy (272) (163) (501) (301) Corporate legal and professional fees (1,982) (4,056) (4,909) (7,364) Corporate general and administrative (1,373) (1,085) (2,146) (1,991) Corporate depreciation and amortization (128) (156) (258) (306) Corporate interest (expense) income, net (1) (1,214) 6 (2,121) 18 Other (expense) income, net (523) (6) (526) 57 Income tax expense (99) (63) (152) (107) Net income (loss) $ 7,860 $ (12,447) $ 12,236 $ (18,579) ▪ Reduction in corporate payroll and benefits in connection with restructuring actions taken during the latter half of 2015 and during the second quarter of 2016; included within these costs are payroll related restructuring charges of $0.3 million and $3.8 million during the three months ended June 30, 2016 and 2015, respectively and $0.6 million and $4.2 million during the six months ended June 30, 2016 and 2015, respectively ▪ Legal and professional fees decreased, most significantly due to the completion of the most material aspects of the Restatement process during the first quarter of 2016; Restatement expenses were $0.3 million and $2.7 million during the three months ended June 30, 2016 and 2015, respectively and $1.7 million and $5.3 million during the six months ended June 30, 2016 and 2015, respectively ▪ During the second quarter of 2016, the Company reached preliminary settlement agreements related to the SEC Inquiry, Shareholder Lawsuit and Derivative Lawsuit. The Company has recorded an accrual of $0.5 million related to the SEC Inquiry and the Shareholder Lawsuit and Derivative Lawsuit settlements are expected to be settled within the insurance limits of the Company (1) The Credit Agreement, discussed in Note 8 of the Condensed Consolidated Financial Statements was paid off on June 30, 2016

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -29- Operating Tons: Invested vs. Retained Note: Numbers within bar graph and the "Count" row within the tables represent the number of facilities per category as of the end of each quarter presented. (1) Tonnage information is based upon RC production for the three and six months ended June 30, 2016 (in thousands) Three Months Ended June 30, 2016 Invested Retained QTD - Total Six Months Ended June 30, 2016 Invested Retained YTD - Total Tonnage (1) 9,352 40 9,392 Tonnage (1) 18,300 843 19,143 Count (#) 13 — 13 Count (#) 13 — 13 3 3 9 9 10 12 11 12 12 12 13 13 4 6 5 7 5 5 5 0

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -30- Operating Tons: Royalty vs. Non-Royalty Note: Numbers within bar graph and the "Count" row within the tables represent the number of facilities per category as of the end of each quarter presented. (1) Tonnage information is based upon RC production for the three and six months ended June 30, 2016 (in thousands) (2) Counts are based upon the number of facilities of which a royalty has been earned during the period Three Months Ended June 30, 2016 Operating Tons QTD - Total Six Months Ended June 30, 2016 Operating Tons YTD - Total Royalty Non-Royalty Royalty Non-Royalty Tonnage(1) 2,932 6,461 9,393 Tonnage(1) 6,262 12,882 19,144 Count (#) (2) 7 6 13 Count (#) (2) 7 6 13 3 9 9 10 11 8 6 8 7 5 6 4 6 6 10 11 9 10 8 7

© 2016 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -31- Non-Operating Tons(5) Note: Numbers within bar graph and the "Count" row within the tables represent the number of facilities per category as of the end of each quarter presented. (1) Based on actual tonnage produced (2) Q2 2016 is estimated based on an average of May QTD actuals (3) Tonnage information is based upon RC production for the two and five months ended May 31, 2016 (in thousands) (4) Unidentified facilities potential tonnage is estimated to be 4 million per facility on an annual basis (5) Non operating tonnage is per US Energy Information Administration - TTM ended May 31, 2016 Three Months Ended June 30, 2016 Non-Operating QTD - Total Identified Unidentified Construction Installed Tonnage(3) (4) 2,554 3,000 — 6,621 12,175 Count (#) 3 3 — 9 15 9 1 6 5 5 3 3 5 5 1 9 3 10 3 (1)(1)(1) (1)(1) (2) Six Months Ended June 30, 2016 Non-Operating YTD - Total Identified Unidentified Construction Installed Tonnage(3) (4) 6,014 5,000 — 14,703 25,717 Count (#) 3 3 — 9 15